                                                                    EXHIBIT 4.12

                                 SMARTGATE INC.
                               2002 INCENTIVE PLAN
                     INCENTIVE STOCK OPTION (ISO) AGREEMENT

Option Agreement Number:                   I-002
Date of Grant/Award:                       January 22, 2002
Name of Optionee:                          Stephen A. Michael
Optionee's Social Security Number:         ###-##-####
Initial Vesting Date:                      January 22, 2003
Initial Exercise Date:                     January 22, 2003
Expiration Date:                           January 21, 2007 the "Option Term")


        1. Dated as of the above-stated Date of Grant/Award (the "Grant Date") an Incentive Stock Option (the "Option") is hereby granted to the above-named Optionee pursuant to the SmartGate Inc. 2002 Incentive Plan (the "Plan"). The Award of this Option conveys to the Optionee the right to purchase from SmartGate Inc. (the "Company") up to Three Hundred Thousand (300,000) shares of Stock (the "Option Shares") under the Plan at an exercise price of $3.85 per share, 110% of the Fair Market Value of Stock on the Grant Date. The Option is intended by the parties hereto to be, and shall be treated as, an Incentive Stock Option, as such term is defined under Section 422 of the Internal Revenue Code.

        2. Except as specifically provided herein, the rights of the Optionee, or of any other person entitled to exercise the Option, are governed by the terms and provisions of the Plan. The Option is granted pursuant to the terms of the Plan, which is incorporated herein by reference, and the Option shall in all respects he interpreted in accordance with the Plan.

        3. To the extent not previously exercised, the Option and all rights with respect thereto, shall terminate and become null and void when the Option Term expires.

        4. The Option is exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become exercisable with respect to a number of shares of Stock as provided below, the Option may he exercised, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein. The following table indicates each date (the "Vesting Date") upon which the Optionee shall be entitled to exercise the Option with respect to the number of shares of Stock granted as indicated beside the date.


         NUMBER OF SHARES OF STOCK                      VESTING DATE
         -------------------------                      ------------
                  100,000                             January 22, 2003
                  200,000                             January 22, 2004
                  300,000                             January 22, 2005

        Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. As soon as you are no longer employed by the Company and its Subsidiaries, any unvested portion of the Option shall terminate and be null and void.

        5. The Option may be exercised with respect to all or any part of the number of Vested Shares by the giving of written notice ("Notice") of the intent to exercise to the Company at least five days prior to the date on which exercise is to occur. The Notice shall specify the exercise date and the number of Option Shares as to which the Option is to be exercised. Full payment of the Option exercise price by any of the means of consideration provided for under the Plan shall be made on or before the exercise date specified in the Notice. Such full payment having occurred on or before the exercise date specified in the Notice, or as soon thereafter as is practicable, the Company shall cause to be delivered to the Optionee a certificate or certificates for the Option Shares then being purchased. If the Optionee fails to pay for any of the Option Shares specified in the Notice, or fails to accept delivery of Option Shares, the Optionee's right to purchase such Option Shares may be terminated by the Company.

        6. The Optionee acknowledges having received and read a copy of the Plan and this Agreement and agrees to comply with all laws, rules and regulations applicable to the Award and to the sale or other disposition of the Stock of the Company received.

        7. Any notice to the Company provided for in this Agreement shall be addressed to it in care of its Secretary at its executive offices located at 4400 Independence Court, Sarasota, Florida 34234, and any notice to the Optionee shall be addressed to the Optionee at the address currently shown on the payroll records of the Company. Any notice shall be deemed duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

        IN WITNESS WHEREOF, SmartGate Inc. has caused its duly authorized officers to execute this Incentive Stock Option (ISO) Agreement, and the Optionee has placed his or her signature hereon, effective as of the Grant Date.

SMARTGATE INC.

Attest:



By: [SIG]
   -----------------------------

Title: Chairman

ACCEPTED AND AGREED TO:



By: /s/ STEPHEN A. MICHAEL
   -----------------------------
        Stephen A. Michael
        Optionee

                                      ATTACH TO STEVE MICHAEL'S PLAN 2002 OPTION


                    FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
    INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


        A stock option substantially identical in all material respects except for the grantee and number of shares eligible for purchase was granted to the following persons for the purchase of the following amounts of shares:


                  --------------------------------------
                         GRANTEE             NUMBER OF
                                              SHARES
                  --------------------------------------
                    SAMUEL S. DUFFEY         300,000
                  --------------------------------------
                    WILLIAM W. DOLAN         100,000
                  --------------------------------------

                           LETTER OF INVESTMENT INTENT



SmartGate, Inc.
4400 Independence Court
Sarasota, FL 34234

Dear Corporate Personnel:

        In connection with the issuance to me of shares of Common Stock ("Shares") of SmartGate, Inc. ("Company") which I may purchase under that certain Stock Option granted to me on January 22, 2002 to which this Letter of Investment Intent is attached ("Option"), I represent the following:

        The Shares are being acquired by me for investment and not with a view to, or for resale in connection with, any distribution of those Shares.

        I intend to hold the Shares issued to me for investment for my own account and I do not presently intend to dispose of all or any part of those Shares.

        I understand that the Shares issued to me will not have been registered under the Securities Act of 1933, as amended (the "Act"), by reason of a specific exemption under the provisions of the Act.

        I understand that: the Company has no obligation to me to register any or all the Shares under the Act for distribution; the Company has not agreed with me to comply with Regulation A or any other exemption under the Act respecting the resale or other transfer of the Shares; the Company is neither presently required to register, nor does it presently intend voluntarily to register under Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and file periodic reports with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the 1934 Act; and the Company has no obligations to supply such information as will be required to enable me to make sales of any or all of the Shares under Rule 144 under the Act.

        I understand and accept that an investment in the Company involves a high degree of risk and is only suitable for investors willing and able to accept the long-term and non-transferable nature of the investment and the potential risk that the entire amount invested may be lost.

        I have engaged an investor representative or I am a sophisticated businessperson and investor and have the experience and knowledge necessary to enable me to evaluate the risks and merits involved in the purchase of the Company's stock.

        Because of my or my investor representative's business knowledge and experience, I do not require a formal disclosure document, prospectus or private placement memorandum in connection with the purchase of the Company's stock.

        I or my investor representative are relying upon our own independent investigation in connection with the purchase of the Company's stock. In connection therewith, I have had access to all books and financial records of the Company, all materials, contracts and documents relating to the Company, and the right to ask questions of officers, directors, consultants and other parties associated with the Company.

        I or my investor representative have sufficient knowledge and experience in financial and business matters to evaluate the potential risk of this investment and that I have been afforded access to all information concerning the Company that I have reasonably requested.

        I have received the following right of rescission disclosure from the
Company:

            THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE FLORIDA SECURITIES ACT. EACH OFFEREE WHO IS A FLORIDA RESIDENT SHOULD BE AWARE THAT SECTION 517.061(11)(a)5 OF THE FLORIDA SECURITIES ACT PROVIDES AS FOLLOWS: "WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN THIS STATE, ANY SALE IN THIS STATE MADE PURSUANT TO THIS SUBSECTION IS VOIDABLE BY THE PURCHASER IN SUCH SALE EITHER WITHIN 3 DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN 3 DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER."

I agree as follows:

        In the event of an Initial Public Offering of the Company's stock, the Shares issued to me shall be subject to any Lock-Up Agreement agreed to by the Company and imposed by the underwriter upon the holders of the Company's stock. I agree to enter and execute any such documents as may be reasonably necessary to effectuate such Lock-Up Agreement required by the underwriter engaged by the Company. I further agree that my failure to execute such Lock-Up Agreement within twenty days of tender of such Lock-Up Agreement to me shall entitle the Company to repurchase my Shares for the purchase price I paid per share.

        The Shares may not be sold, assigned, transferred, conveyed, pledged, or hypothecated to any party without, at the Company's option, an opinion from securities counsel for the Company or counsel for me if acceptable to the Company that such transfer or conveyance does not violate federal or applicable state securities laws or in the alternative, a Registration Statement is in effect with the Securities and Exchange Commission and applicable state securities departments covering said conveyance.

        The following legends shall be placed on the certificate or certificates delivered to me or any substitute therefor:

"THE SHARES OF STOCK (THE "SHARES") EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, RIGHT OF REPURCHASE, AND LOCK-UP PROVISIONS (COLLECTIVELY THE "RESTRICTIONS") CONTAINED IN AN AGREEMENT ENTERED INTO BY THE CORPORATION AND THE NAMED HOLDER OF THIS CERTIFICATE ("AGREEMENT"). THE SHARES MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, CONVEYED, PLEDGED OR HYPOTHECATED TO ANY PARTY EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS CONTAINED IN THE AGREEMENT. A COPY OF THE RESTRICTIONS CONTAINED IN THE AGREEMENT IS AVAILABLE FROM THE CORPORATION WITHOUT CHARGE UPON REQUEST.

THE SHARES OF STOCK (THE "SHARES") EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. NO RESALES, PLEDGES, HYPOTHECATIONS OR OTHER TRANSFERS OF THE SHARES EVIDENCED BY THIS CERTIFICATE SHALL BE MADE AT ANY TIME WHATSOEVER, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR UPON THE ISSUANCE OF A FAVORABLE OPINION OF THE CORPORATION'S LEGAL COUNSEL OR OF LEGAL COUNSEL ACCEPTABLE TO THE CORPORATION THAT THE RESALE, PLEDGE, HYPOTHECATION OR OTHER TRANSFER OF SUCH SHARES SHALL NOT BE IN VIOLATION OF THE ACT, OR ANY STATE SECURITIES ACT."

        The Company may place a stop-transfer order with the Company's transfer agent prohibiting transfer of the Shares until the above conditions and terms have been fulfilled.

        The Company's obligation to issue shares to me under the Option is contingent upon my signing and delivering to the Company this Letter of Investment Intent simultaneously with the purchase price for the shares.

        I understand and agree that my representations and warranties and agreements in this Letter of Investment Intent shall survive the closing of the share purchase and issuance transactions between me and the Company resulting from my exercise(s) of the Option.


Very truly yours,                            ACCEPTED:
                                             SmartGate, Inc.



                                             By:
------------------------------                    ------------------------------

                    FILING SCHEDULE PURSUANT TO PARAGRAPH 2.
    INSTRUCTIONS TO ITEM 601 UNDER SECTION 229.601 EXHIBITS OF REGULATION S-K


        A Letter of Investment Intent substantially identical in all material respects was attached to the Plan 2002 Option Agreements as follows:

        Plan 2002 Option Agreement with Samuel S. Duffey - January 22, 2002 Plan 2002 Option Agreement with Edmund C. King - January 22, 2002 Plan 2002 Option Agreement with Robert Knight - January 22, 2002 Plan 2002 Option Agreement with William W. Dolan - January 22, 2002 Plan 2002 Option Agreement with Barbara Baker - January 22, 2002 Plan 2002 Option Agreement with Jamison Bell - January 22, 2002 Plan 2002 Option Agreement with Rose Consaga - January 22, 2002 Plan 2002 Option Agreement with Christine DeVore - January 22, 2002 Plan 2002 Option Agreement with Robert Fergusson - January 22, 2002 Plan 2002 Option Agreement with Jessica Hoffman - January 22, 2002 Plan 2002 Option Agreement with Jeffrey Jones - January 22, 2002 Plan 2002 Option Agreement with Nicole Longridge - January 22, 2002 Plan 2002 Option Agreement with Ted Miofsky - January 22, 2002
        Plan 2002 Option Agreement with Harry Stegura - January 22, 2002 Plan 2002 Option Agreement with Scott Tannehill - January 22, 2002 Plan 2000 Option Agreement with Margaret Ward - January 22, 2002